[illegible] 09.1.20—10.1.19

编号：农合借字科兴第2009009号

借 款 合 同

天津农村合作银行

目　录

借　款　人：天津市亚亿实业有限公司

住　　　所：天津市新技术产业园区华苑产业区鑫茂科技园D座四层C单元

邮政编码：300384

法定代表人：刘丽

委托代理人：

经　办　人：张芝全

电　　　话：58691664

传　　　真：88238889

开户银行：天津农村合作银行科兴支行

账　　　号：9170101000010000040384

贷　款　行：天津农村合作银行科兴支行

住　　　所：华苑产业区迎水道148号

邮政编码：300384

法定代表人/负责人：曹志强

委托代理人：

经　办　人：田津闽

电　　　话：23859929

传　　　真：

第一章　总则

借款人因业务经营需要，向贷款行申请贷款。贷款行经审查，同意根据本合同的条款和条件向借款人发放贷款。

为明确双方当事人的权利、义务，根据我国有关法律法规的规定，经双方协商一致，自愿达成以下条款，以供遵守。

第二章　贷款用途

第一条　经双方协商确定:

1. 本合同项下的贷款，借款人只能用于 流动资金 。

2. 未经贷款行事先书面同意，借款人不得改变本合同中确定的贷款用途。

第三章　贷款币种、金额、期限和划付

第二条　本合同项下的贷款币种、金额（大写）为 人民币肆佰肆拾万元正 。

第三条　本合同项下的贷款期限自 2009 年 1 月 20 日起，至 2010 年 1 月 19 日止。

第四条　在本合同第十一条规定的先决条件完全得到满足的情况下，贷款行应按照下列第 1 款规定的方式将贷款金额划入借款人在贷款行处开立的账户:

1. 一次划付，贷款行于 2009 年 1 月 20 日将贷款金额全部划入借款人在贷款行处开立的账户;

2. 分次划付，具体划付金额和日期如下:

第一次划付:

（1）划付金额为:（大写） / ;

（2）划付日期为 / 年 / 月 / 日。

第二次划付:

（1）划付金额为:（大写）_____/_____;

（2）划付日期为_____/_____年_____/_____月_____/_____日。

第三次划付:

（1）划付金额为:（大写）_____/_____;

（2）划付日期为_____/_____年_____/_____月_____/_____日。

其它约定: _____/_____

本合同项下贷款本金一经贷款行划出贷款行账户，即视为贷款已经放款，该笔贷款从划出之日起开始生息。

第四章 贷款利率和计息方法

第五条 借款人应按照本合同规定，对贷款行在本合同项下所发放的贷款向贷款行支付贷款利息，本合同项下的贷款年利率为 6.372 %。

第六条 双方同意在本合同贷款期限内，贷款利率 保持不变（保持不变/按月/按季/按年）调整。

如贷款期限内中国人民银行调整贷款基准利率或计息方法，并适用于本合同项下的贷款时，贷款行有权根据调整后的贷款基准利率或计息方法，确定本合同新的贷款利率，并有权从规定的调整日起，按调整后的贷款利率或计息方法计收利息。

第七条 本合同项下的贷款按 季（季/月）结息，结息日为 每季末月20日。

第八条 本合同项下的贷款计息以每年 360 天为基数，从贷款划出贷款行账户之日起，按照实际划出贷款行账户的贷款金额和占用天数计收。

第九条 如果借款人未按照本合同的约定偿还贷款本金的，贷款行有权自该等贷款本金逾期之日起按照逾期罚息利率计收利息，直至借款人清偿全部贷款本息为止。逾期

罚息利率为本合同第五条所约定的贷款利率水平上加收 50% (30% - 50%).

如果借款人未按照本合同的约定用途使用贷款的，贷款行有权自借款人未按照合同约定用途使用贷款之日起，按照挪用罚息利率计收利息，直至借款人清偿全部贷款本息为止。挪用罚息利率为本合同第五条所约定的贷款利率水平上加收 100% (50% - 100%).

第十条　对于借款人不能按时支付的利息，贷款行有权按罚息利率计收复利.

第五章　放款和用款

第十一条　除非满足下列先决条件，否则贷款行无义务向借款人提供本合同项下的贷款:

1. 贷款行要求提供的文件，借款人已全部提供，并且其所载明的情况没有变化，并且该等文件持续有效，或者借款人已就发生的变化作出令贷款行满意的解释和说明;

2. 借款人已填妥与本次提款有关的借据/贷款凭证。借据/贷款凭证是本合同的组成部分，与本合同具有同等法律效力。在本合同项下的贷款金额、贷款期限、贷款利率等如与借据/贷款凭证记载不相一致时，以借据/贷款凭证的记载为准;

3. 借款人须按有关法律法规之规定，办妥与本贷款有关的政府许可、批准、登记及其他法定手续；若贷款行要求，还应办妥本合同的公证手续等;

4. 若本合同项下贷款有担保，借款人应确保根据贷款行要求办妥担保合同的公证、登记和/或担保品的保险等法律手续，且该担保、保险持续有效;

5. 未发生本合同所列之任一违约事件;

在满足上述提款条件的前提下，贷款行可按本合同第四条的规定安排划付贷款至借款人在贷款行处开立的账户。

第六章　还款

第十二条　借款人应按本合同约定支付利息，并按本条下列第 1 款的约定偿还贷款本金。

1. 一次还本，借款人应于 2010 年 1 月 19 日偿还全部贷款本金;

2. 分次还本，具体还本金额和日期如下:

第一次还本:

（1）偿还本金金额:（大写）_____/_____;

（2）还本日期为_____/_____年___/___月___/___日。

第二次还本:

（1）偿还本金金额:（大写）_____/_____;

（2）还本日期为_____/_____年___/___月___/___日。

第三次还本:

（1）偿还本金金额:（大写）_____/_____;

（2）还本日期为_____/_____年___/___月___/___日。

若遇还款日为非贷款行工作日，则顺延至其后的第一个贷款行工作日还款，该非贷款行工作日计入贷款实际占用天数。借款人在偿还最后一期贷款本金时，应利随本清，不受本合同第七条约定的结息日的约束。

第十三条 借款人应在借款到期日向贷款行按时足额归还本合同项下的贷款。如果借款人未按时还本付息，贷款行有权从借款人开立在贷款行处或贷款行系统内所有分支机构的任何账户中依次扣收借款人应付费用、贷款利息及复利、贷款本金。

第十四条 如果在某一还本付息日，借款人所偿还的一笔款项不足以偿还当期到期应付款项，则该笔款项应首先被用于支付借款人应付的费用，然后用于支付贷款利息及复利，最后用于偿还贷款本金。

第十五条 借款人如欲提前归还贷款，应提前30日向贷款行提出书面申请，并征得贷款行的同意。

提前归还贷款时的利息计收标准为:_____/_____。

第七章 担保

第十六条 本合同项下贷款的担保方式为:_____/_____。

1.由天津海泰投资担保有限责任公司（保证人）提供连带责任保证担保;《保证合同》

编号为农合保字科兴第2009009号

2. 由______/______（抵押人）提供______/______（抵押物）的抵押担保；《抵押合同》编号为______/______。

3. 由______/______（出质人）提供______/______（质物/出质权利）的质押担保；《质押合同》编号为______/______。

第十七条 贷款行与担保人应就具体担保事项签订相应的担保合同，并办理担保合同的公证、和/或担保品的保险、登记等手续。

第八章 费用的承担和补偿

第十八条 借款人应当承担贷款行发生的与本合同和相应的担保合同有关的所有费用支出，包括但不限于律师服务、会计服务、审计、保险、公证、鉴定、评估、登记的费用。一经贷款行要求，借款人即应向贷款行支付上述费用。

第十九条 一经贷款行要求，借款人应立即向贷款行全额支付和补偿贷款行为行使其在本合同项下的任何权利所发生的所有费用和开支，包括但不限于诉讼费用、律师费、差旅费及实现债权的其它费用。

第九章 借款人陈述、保证和承诺

第二十条 借款人是一家依照中国法律成立并有效存续的法人实体/其他组织，具有独立的民事行为能力，并享有充分的权力、授权及权利以其全部资产承担民事责任并从事经营活动。

第二十一条 借款人具有充分的权力、授权及权利签署本合同及进行本合同项下的交易，并已采取或取得所必要的所有法人行为及其他的行动和同意以授权签署和履行本合同。本合同由借款人的法定代表人或其委托代理人有效签章、并加盖公章。

第二十二条 借款人已取得为签署本合同所需的一切政府部门的批准和第三方同

意，借款人签署及履行本合同不违反借款人的法人组成文件/批准文件（如有）及其作为一方当事人的任何其他合同或协议。

第二十三条　借款人为了签署和进行本合同项下的交易向贷款行提供的所有文件、资料和凭证等都是真实、完整、准确和有效的，借款人所提交的财务报表真实地反映了该财务报表在出具时借款人的财务状况。

第二十四条　本合同是合法有效的，对借款人构成具有法律约束力的义务。

第二十五条　借款人在贷款行处开立账户，本借款合同项下的资金，通过该账户结算使用。

第二十六条　为确保本合同的合法性、有效性、或可强制执行性，借款人已完成或将完成所需的所有登记、备案或公证手续。

第二十七条　借款人没有发生对其履行其在本合同项下义务的能力具有实质不利影响的任何诉讼、仲裁或行政程序。

第二十八条　借款人的陈述、保证和承诺在本合同项下贷款本息全部清偿完毕前，须始终保持正确无误，并且借款人将随时按照贷款行的要求提供有关文件。

第二十九条　借款人未发生或存在任何违约事件。

第三十条　借款人已仔细阅读并完全理解接受本合同的内容，借款人签署和履行本合同是自愿的，其在本合同项下的全部意思表示真实。

第三十一条　借款人应当按照贷款行之要求，如实提供资料（法律规定不能提供者除外），积极配合贷款行的调查和审查。

第三十二条　借款人应当自觉接受并积极配合贷款行对其有关生产、经营及财务情

况的调查、了解及监督；并有义务按月向贷款行提供最近一个月份的资产负债表、损益表等财务报表或其他反映借款人资信情况的资料。

第三十三条　借款人在本合同有效期间内，如发生借款人名称和法定代表人变更、法定地址变更等事项应提前三十个贷款行工作日通知贷款行。

第三十四条　借款人在清偿其在本合同项下的全部债务之前如进行承包租赁、股份制改造、联营、合并、兼并、合资、分立、资产有偿转让、申请停业整顿、申请解散、申请破产，以及进行其他足以引起本合同之债权、债务关系变化或者可能足以影响贷款行权益的行动时，应提前三十个贷款行工作日以书面形式通知贷款行，并经贷款行书面同意，同时落实债务清偿责任或者提前清偿责任，否则不得进行上述行动。

第三十五条　借款人保证在本合同有效期间内，未经贷款行同意将不为其他企业法人、其他组织或个人承担足以影响借款人偿还本合同项下贷款能力的债务，或提供足以影响借款人偿还本合同项下贷款能力的保证担保，或以借款人资产、权益设定足以影响借款人偿还本合同项下贷款能力的抵押或质押。

第三十六条　借款人如发生除上款所述事件之外的对其正常经营构成危险或对其履行本合同项下还款义务产生重大不利影响的任何其他事件，应立即书面通知贷款行。

第十章　违约事件

第三十七条　下述任一事件，均构成本合同项下的违约事件：

1. 借款人未按本合同规定按期支付利息或归还本金；

2. 借款人未按本合同规定的用途使用贷款；

3. 借款人向贷款行提供虚假的或者隐瞒重要事实的资产负债表、损益表或其他财务报表，或者拒绝接受贷款行对其使用贷款情况和有关生产经营、财务活动的监督、检查；

4. 借款人或担保人在本合同项下作出的陈述、保证和承诺或担保人在有关担保合同项下作出的陈述、保证和承诺被证明是不真实的，或是具有误导性的；

5. 借款人或担保人在其为一方的其他合同项下违约；

6. 借款人或担保人经营、财务状况严重恶化;

7. 与本合同项下贷款有关的抵押物、质物/出质权利贬值、毁损或灭失;

8. 借款人或担保人被合并、分立或进行股份制改造时，未能做出令贷款行满意的偿还安排或债务重组;

9. 借款人或担保人破产、被解散、关闭或撤销;

10. 借款人未将以下情况及时通知贷款行:

（1）其章程的任何重大修改及其经营活动的任何实质性变化;

（2）其会计原则的重大修改;

（3）其或其子公司或其母公司的财务、经济和其他方面的任何重大变化;

（4）涉及借款人的，并将会对借款人的财务状况或借款人根据本合同履行其义务的能力构成严重不利影响的任何诉讼、仲裁或行政程序。

11. 借款人违反了本合同的任何其他条款，并未能作出令贷款行满意的补救;

12. 发生任何其他事件或情况，实质性地对贷款行在本合同项下的权利产生不利的影响。

第三十八条　上述违约事件是否发生，由贷款行作出判断并通知借款人。上述任何违约事件发生后，贷款行有权采取以下任何一项或多项措施:

1. 停止本合同项下贷款的划付;

2. 宣布所有已发放的贷款立即到期，并要求借款人立即偿还全部已发放的贷款本金、利息或其他应付款项;

3. 要求借款人追加或更换保证人、抵押物、质物/出质权利;

4. 从借款人在贷款行或贷款行系统内的任何分支机构开立的任何账户中直接扣划本合同项下借款人应付而未付的任何款项;

5. 宣布实施或实现有关贷款的任何担保项下的权利;

6. 贷款行认为适当的其他方式。

第十一章　其他

第三十九条　合同双方应当对为签署和履行本合同的目的而了解到的对方有关其债

务、财务、生产、经营资料及情况保密，但对依法查询借款人有关情况的除外。

第四十条　未经贷款行事先同意，借款人不得转让或以其他方式处分其在本合同项下的全部或部分义务。

第四十一条　无需事先征得借款人的同意，贷款行可将本合同项下的债权转让予任何第三人，只需在转让后书面通知借款人。

第四十二条　借款人在本合同项下应付的所有款项应全额支付，不得作任何性质的冲抵、扣减或预提，亦不得同贷款行所欠借款人的任何债务相抵销。如果任何法律要求借款人对其支付给贷款行的任何款项进行扣减或预提，则借款人应向贷款行支付一笔额外的款项，以保证贷款行收到的金额相等于在不作此类扣减或预提时所应收到的款项。

第四十三条　贷款行给予借款人任何宽限、优惠或延缓，均不影响、损坏或限制贷款行依本合同和法律、法规而享有的一切权利；并不应被视为贷款行对本合同项下权利和权益的放弃，也不影响借款人在本合同项下承担的任何责任和义务。

第四十四条　如果在任何时候，本合同的任何条款在任何方面是或变得不合法、无效或不可执行，本合同其他条款的合法性、有效性或可执行性不受任何影响或减损。

第四十五条　对本合同的任何修改和补充应以书面形式作出，并应经本合同双方有效签章。

第四十六条　本合同的小标题仅为方便阅读而加入，不得被用于对本合同的解释或任何其他目的。

第四十七条　本合同双方互相发出与本合同有关的通知、要求，应以书面方式作出，发送至本合同首页列出的有关方的地址或传真。任何一方如变更其地址或传真，需及时通知对方。

第四十八条　双方之间的文件往来，如以专人送递，在交付后即被视为送达；如以挂号信方式发送的，在挂号信寄出后三天即被视为送达；如以传真发送，在发出时即被视为送达。但借款人发给贷款行的文件，则需在贷款行实际收到后方可视为送达。

第十二章　争议的解决

第四十九条　双方在履行本合同过程中所发生的争议，首先应由双方协商解决；协商不成的，则提交贷款行所在地法院以诉讼方式解决。

第十三章　合同的生效、变更和解除

第五十条　本合同经双方法定代表人或其委托代理人签章，并加盖公章后开始生效。

第五十一条　本合同生效后，任何一方不得擅自变更或提前解除本合同，如需要变更或解除本合同时，应经双方协商一致，并达成书面协议。书面协议达成之前，本合同条款依然有效。

第十四章　附件

第五十二条　本合同未尽事宜，双方可另行达成书面协议，作为本合同附件。

第十五章　附则

第五十三条　本合同正本一式＿叁＿份，借款人＿壹＿份、贷款行＿贰＿份、担保人＿/＿份，具有同等法律效力。

第五十四条　本合同于＿2009＿年＿1＿月＿20＿日于＿天津＿签订。

（本页为合同双方签署页，无正文）

借款人（盖章）：

法定代表人：

（或委托代理人）

贷款行（盖章）：

法定代表人/负责人：

（或委托代理人）